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Exhibit 23

CONSENT

        We consent to the incorporation by reference in this annual report on Form 11-K for the year ended December 31, 2002, of our report dated April 11, 2003, appearing in the Registration Statement on Form S-8 (file No. 0-8707) of Nature's Sunshine Products, Inc. Tax Deferred Retirement Plan filed with the Securities and Exchange Commission pursuant to the Securities Act of 1993 which became effective May 22, 1995.

GRANT THORNTON LLP

Provo, Utah
June 11, 2003

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CONSENT